                                  PRESS RELEASE



For Immediate Release:

                                         Contact:  William F. Dordelman
                                                   Chief Executive Officer
                                                   (516) 694-1111

Farmingdale, New York, March 20, 1998 - Colorado Prime Corporation announced today that Thomas Taylor, Director, Vice President and Chief Financial Officer, will resign on March 27, 1998 to pursue other interests. In the interim, Steven Lachenmeyer, Vice President and Controller will assume Mr. Taylor's responsibilities.

Colorado Prime, based in Farmingdale, New York, is a leading direct marketer of home shopping services, offering high quality, value added food programs and products related to in-home dining and entertainment through a combination of telemarketing and in-home selling.